Exhibit 10.17

EXECUTION

FIRST AMENDMENT TO GRANT AGREEMENT

THIS FIRST AMENDMENT TO GRANT AGREEMENT (this “Amendment”), is made this 30th day of December (the “Effective Date”), 2012 between KELLWOOD COMPANY (“Company”) and Jill Granoff (the “Optionee”).

WHEREAS, the Optionee holds certain options to acquire common stock of Company (the “Options”) pursuant to that Grant Agreement pursuant to the 2010 Stock Option Plan of Kellwood Company, dated as of May 4, 2012 (the “Option Agreement”); and

WHEREAS, simultaneously herewith, the Company and Optionee have increased the exercise price of the Options pursuant to an Amendment to Grant Agreement Pursuant to Notice 2008-113;

WHEREAS, the Company and Optionee desire to further amend the Option Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this First Amendment to the Option Agreement (this “Amendment”).

1. This Amendment is effective immediately as of the Effective Date.

2. Section 6 of the Option Agreement is hereby amended by adding a new Section 6(e) to the end of such section:

(e) Notwithstanding anything to the contrary contained herein, 100% of the total number of Shares subject to this Option shall vest immediately prior to the consummation of a cash merger or cash sale of all or substantially all of the Company’s assets that comprise the “Vince” label of clothing (or its successor) (the “Vince Business”) and following which the Executive remains as the Chief Executive Officer of the Vince Business; provided, however, that such a transaction shall not include transactions either (x) with affiliates of the Company or Sun (as determined by the Board of Directors in its good faith discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates.

3. Section 7(c) of the Option Agreement is hereby amended to add the following new sentence to the end of such section:

For purposes of this Grant Agreement, “IPO” shall mean a sale in an underwritten initial public offering registered under the Securities Act of 1933 (as amended) of equity securities of the Company or a parent or subsidiary of, or a successor to, the Company holding any or all of the Kellwood Business.

4. Section 9 of the Option Agreement is hereby amended by deleting in its entirety the first sentence thereof.

5. Section 9 of the Option Agreement is hereby amended by adding the following sentence to the end of such section:

Following an IPO, in the event that the publicly traded entity is a successor to or parent or subsidiary of the Company, then the Options shall in good faith be adjusted to provide that (i) the Common Stock underlying such Options shall be the Common Stock of the entity that is publicly traded and (ii) that the aggregate spread value (i.e., the difference between the exercise price of the options and the fair market value of the stock covered by them immediately prior to such adjustment) is preserved, in each case consistent with the requirements of Section 12 of the Plan; provided however that no such adjustment shall be made or required in a manner that would cause the Optionee to become subject to the excise tax under Section 409A of the Code. For the avoidance of doubt, in no event shall the previous sentence modify the vesting or exercisability provisions of this Grant Agreement.

6. This Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, executed by all parties.

7. This Amendment shall in no way modify, alter, change or otherwise delete any provision of the Option Agreement, unless specifically done so by the terms of this Amendment, and all the remaining provisions of the Option Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date written below and upon full execution by all parties, this First Amendment shall be effective as set forth in Section 1 above.

OPTIONEE

/s/ Jill Granoff

Date:	12/30/12

COMPANY

/s/ Keith Grypp

By:	Keith Grypp

Its:	Sr. Vice President

Date:	12/30/2012

Signature Page to First Amendment to Grant Agreement